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                                  EXHIBIT 10.70

                 SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT

                  THIS SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT (this "Second Amendment") is made as of the ___ day of December, 2005, by and between KOPBC, L.P., a Pennsylvania limited partnership ("Landlord"), and Sedona Corporation ("Tenant").

                                    RECITALS

                  WHEREAS, pursuant to the Commercial Lease Agreement dated December 24, 2002, as amended by First Amendment to Lease dated March 25, 2004 (the "Lease"), Landlord leases to Tenant and Tenant leases from Landlord, premises which the parties agree consists of 4,270 rentable square feet described therein, and referred to in this Second Amendment as, the "Demised Premises," in the King of Prussia Business Center and located on the Second Floor at 1003 West Ninth Avenue, King of Prussia, PA (the "Building");

                  WHEREAS, a true and correct copy of the Lease is attached to and made a part of this Second Amendment as Exhibit A; and

                  WHEREAS, Landlord and Tenant desire to amend the Lease as set forth in this Second Amendment.

                                      TERMS

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, covenant and agree as follows:

                  1. INCORPORATION OF RECITALS. The foregoing Recitals are hereby incorporated in and made a part of this Second Amendment by this reference.

                  2. CERTAIN DEFINITIONS. Except as otherwise defined in this Second Amendment, each capitalized term shall have the meaning ascribed to such term in the Lease.

                  3.    AMENDMENT TO LEASE. The Lease is amended as follows:

                        a. The Term is hereby extended for a period of five (5) years commencing on January 1, 2006 ("Extended Term Commencement Date") and expiring on December 31, 2010 (the "Term Expiration Date").

                        b. Commencing on the Extended Term Commencement Date, Tenant shall pay to Landlord, as Minimum Rent for the Demised Premises, the following amounts for the following periods:



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
                                                  Rate Per
       Year of              Rentable              Rentable                 Yearly                  Monthly
    Extended Term           Sq. Ft.               Sq. Foot                  Rate                 Installment
          1                  4,270                 $16.00                $68,320.00               $5,693.33
          2                  4,270                 $16.50                $70,455.00               $5,871.25
          3                  4,270                 $17.00                $72,590.00               $6,049.17
          4                  4,270                 $17.50                $74,725.00               $6,227.08
          5                  4,270                 $18.00                $76,860.00               $6,405.00

                        c. Landlord, within one (1) year of the Extended Term Commencement Date, shall paint and carpet the Demised Premises using building standard materials and install new 2"x4" T8 deep cell parabolic lighting throughout the Demised Premises ("Landlord's Work").

                        d. From and after the Extended Term Commencement Date, the Base Year for Additional Rent calculations shall be calendar year 2006.

                  4. TENANT REPRESENTATIONS. Tenant hereby represents and warrants to the Landlord that (a) Tenant has accepted and is in possession of the Demised Premises; (b) Tenant is not in default of the Lease; and (c) to the best of Tenant's knowledge, Landlord is not in default of the Lease.

                  5. LEASE IN FULL FORCE AND EFFECT; NO CONFLICTS. The Lease remains in full force and effect and unmodified, except as modified or amended by this Second Amendment. If there shall be any conflict or inconsistency between the terms and conditions of this Second Amendment and those of the Lease, the terms and conditions of this Second Amendment shall control.

                  6. LIMITED LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Second Amendment and Tenant shall look solely to the equity of Landlord in the Building of which the Demised Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Second Amendment by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.





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                  7.    BINDING EFFECT. This Second Amendment shall be binding
upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

                  8. COUNTERPARTS. This Second Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Second Amendment.

                  9. FURTHER ASSURANCE ACTIONS. Each party agrees that it will take all necessary actions requested by the other party to effectuate the purposes of this Second Amendment.

                  10. ENTIRE AGREEMENT. The Lease, as further amended by this Second Amendment, contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters pertaining to the Demised Premises, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

                  11. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

                  12. HEADINGS. The section headings of this Second Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Second Amendment.

                  13. SEVERABILITY. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Second Amendment or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARIES. Neither the Lease, this Second Amendment nor any other agreement, document or instrument to be delivered pursuant to this Second Amendment shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

                  15. BROKERAGE COMMISSION. Except for GVA Smith Mack, Landlord's Broker, Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney's fees and disbursements) which may occur as a result of a breach of the representation contained in the immediately preceding sentence.




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                  16.   AUTHORITY. Landlord and Tenant each represent and
warrant to the other party: (a) the execution, delivery and performance of this Second Amendment have been duly approved by such party and no further corporate action is required on the part of such party to execute, deliver and perform this Second Amendment; (b) the person(s) executing this Second Amendment on behalf of such party have all requisite authority to execute and deliver this Second Amendment; and (c) this Second Amendment, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms.

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                  IN WITNESS WHEREOF, the duly authorized officers or
representatives of Landlord and Tenant have executed this Second Amendment to Commercial Lease Agreement under seal as of the day and year first hereinabove written.

                                  LANDLORD:

                                  KOPBC, L.P.

                                  By: BERGEN of KOPBC, Inc., its general partner


Witness:___________________             By:___________________________________
Name:                                      Name:
                                           Title:

                                  TENANT:

                                  SEDONA CORPORATION


Witness:___________________       By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________
















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                                    EXHIBIT A

                                  COPY OF LEASE























                                       A-1